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                                 EXHIBIT 23(II)




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                              CONSENT OF ATTORNEYS


         The undersigned are named as the attorneys for R J LENDING, INC. (the "Registrant") in the Prospectus which is a part of the Registration Statement on Form SB-2 of the Registrant filed under the Securities Act of 1933, as amended. The undersigned consents to the reference to the undersigned in the Prospectus.



                                             /s/  WILLIAM T. KIRTLEY, P.A.
                                             ----------------------------------
                                             WILLIAM T. KIRTLEY, P.A.



Sarasota, Florida
August 11, 2002